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                          REGISTRATION RIGHTS AGREEMENT


                                      among


                          THE LESLIE FAY COMPANY, INC.



                                       and



                           THREE CITIES FUND II, L.P.,

                          THREE CITIES OFFSHORE II C.V.



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                            Dated as of May 12, 1999


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                                TABLE OF CONTENTS
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                                                                            ----


1.       Definitions...........................................................1

2.       Securities Subject to this Agreement..................................3

3.       Demand Registration...................................................3
         (a)      Request for Demand Registration..............................3
         (b)      Effective Demand Registration................................4
         (c)      Expenses.....................................................4
         (d)      Underwriting Procedures......................................4
         (e)      Selection of Underwriters....................................5

4.       Piggy-Back Registration...............................................5
         (a)      Piggy-Back Rights............................................5
         (b)      Priority of Registrations....................................6
         (c)      Expenses.....................................................6

5.       Rights of Other Stockholders..........................................6

6.       Holdback Agreements...................................................6
         (a)      Restrictions on Public Sale by Holders.......................6
         (b)      Restrictions on Public Sale by the Company...................6

7.       Registration Procedures...............................................7
         (a)      Obligations of the Company...................................7
         (b)      Seller Information..........................................10
         (c)      Notice to Discontinue.......................................10

8.       Registration Expenses................................................10

9.       Indemnification; Contribution........................................11
         (a)      Indemnification by the Company..............................11
         (b)      Indemnification by Holders..................................11
         (c)      Conduct of Indemnification Proceedings......................11
         (d)      Contribution................................................12

10.      Rule 144; Other Exemptions...........................................13

11.      Board of Directors...................................................13

12.      Miscellaneous........................................................13
         (a)      Recapitalizations, Exchanges, etc...........................13
         (b)      No Inconsistent Agreements..................................14


                                        i

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         (c)      Remedies....................................................14
         (d)      Amendments and Waivers......................................14
         (e)      Notices.....................................................14
         (f)      Successors and Assigns......................................15
         (g)      Counterparts................................................15
         (h)      Headings....................................................15
         (i)      GOVERNING LAW...............................................15
         (j)      Jurisdiction................................................15
         (k)      Severability................................................16
         (l)      Entire Agreement............................................16
         (m)      Further Assurances..........................................16

                          REGISTRATION RIGHTS AGREEMENT

                  REGISTRATION RIGHTS AGREEMENT, dated as of May 12, 1999, among THE LESLIE FAY COMPANY, INC., a Delaware corporation (the "Company"), and THREE CITIES FUND II, L.P., a Delaware limited partnership ("TCF II"), and THREE CITIES OFFSHORE II C.V., a Netherlands Antilles limited partnership ("TCO" and, together with TCF II, the "Buyers").

                  As of the date hereof, the Buyers are entering into a Stock Purchase Agreement among the Buyers, Dickstein & Co., L.P., Dickstein Focus Fund L.P., Dickstein International Limited and Mark B. Dickstein, pursuant to which, among other things, the Buyers are purchasing in the aggregate 2,158,000 shares (the "Shares") of common stock, par value $.01 per share, ("Common Stock") of the Company. Upon consummation of the purchase, the Shares will be "restricted securities" within the meaning of the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder (the "Act").

                  As of the date hereof, the Buyers are entering into an Agreement and Plan of Merger (the "Merger Agreement") with the Company pursuant to which a company owned by the Buyers will merge (the "Merger") with and into the Company subject to the terms and conditions of the Merger Agreement.

                  The Company has agreed to provide certain registration rights with respect to the Registrable Securities (as hereinafter defined) as set forth in this Agreement.

                  In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

                  1. Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

                           "Act" has the meaning set forth in the recitals.

                           "Approved Underwriter" has the meaning assigned such
term in Section 3(e).

                           "Approved Underwriter Amount" has the meaning
assigned such term in Section 3(d).

                           "Business Day" means any day other than a Saturday,
Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

                           "Buyers" has the meaning set forth in the recitals.

                           "Common Stock" has the meaning assigned such term in
the recitals.

                           "Company" has the meaning set forth in the recitals.

                           "Company Underwriter" has the meaning assigned such
term in Section 4(a).

                           "Demand Registration" has the meaning assigned such
term in Section 3(a).

                           "Exchange Act" means the Securities Exchange Act of
1934, as amended, and the rules and regulations of the SEC thereunder.

                           "Holder" means the Buyers, their
successors-in-interest and affiliates and any other Person to whom the Buyers or their successors-in-interest transfer Registrable Securities, which affiliate or Person is registered on the books of the Company for so long as such Holder holds Registrable Securities.

                           "Holders' Counsel" means (a) with respect to any
Demand Registration that has been requested pursuant to Section 3, counsel selected by the Initiating Holders, and (b) with respect to a request for registration of Registrable Securities pursuant to Section 4, counsel selected by the Holders holding a majority of the Registrable Securities being registered in such registration.

                           "Indemnified Party" has the meaning assigned such
term in Section 9(c).

                           "Indemnifying Party" has the meaning assigned such
term in Section 9(c).

                           "Initiating Holders" has the meaning assigned to such
term in Section 3(a).

                           "Inspector" has the meaning assigned such term in
Section 7(a)(viii).

                           "Merger" has the meaning assigned such term in the
recitals.

                           "NASD" has the meaning assigned such term in Section
7(a)(xv).


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                                                                               3

                           "Person" means any individual, firm, corporation,
partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

                           "Records" has the meaning assigned such term in
Section 7(a)(viii).

                           "Registrable Securities" has the meaning assigned
such term in Section 2.

                           "Registration Expenses" has the meaning assigned such
term in Section 8.

                           "SEC" means the Securities and Exchange Commission.

                           "Total Securities" has the meaning assigned such term
in Section 4(a).

                  2. Securities Subject to this Agreement. The securities entitled to the benefits of this Agreement are the Shares, any additional shares of Common Stock acquired by the Buyers after the date hereof and any other securities issued by the Company in exchange for any of the Shares or such additional shares (collectively, the "Registrable Securities"), but, with respect to any particular Registrable Security, only so long as it continues to be a Registrable Security. Registrable Securities shall include any securities issued as a dividend or distribution on account of Registrable Securities or resulting from a subdivision of the outstanding shares of Registrable Securities into a greater number of shares (by reclassification, stock split or otherwise) or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. For the purposes of this Agreement, a security that was at one time a Registrable Security shall cease to be a Registrable Security when (i) a Registration Statement covering such Registrable Security has been declared effective under the Securities Act by the SEC and such Registrable Security has been disposed of pursuant to such effective Registration Statement; (ii) such Registrable Security is sold pursuant to Rule 144 (or any similar provision then in force) under the Act;
(iii) such Registrable Security, when aggregated with all other Registrable Securities then held by a Holder, may be sold pursuant to Rule 144(k) (or any similar provision then in force) under the Act; or (iv) such Registrable Security ceases to be outstanding.

                  3. Demand Registration.

                           (a) Request for Demand Registration. At any time from
the date hereof, the Buyers, their successors-in-interest or their affiliates may, or if such Persons no longer hold Registrable Securities, Holders holding at least 25% of the Registrable Securities held by all of the Holders (such Person or Persons, the "Initiating Holders") may, request the registration under the Act, and registration or qualification under the securities or blue sky laws of any jurisdiction designated by such Holder or Holders (each such registration


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                                                                               4


under this Section 3(a) that satisfies the requirements set forth in Section 3(b) is referred to herein as a "Demand Registration") of a number of Registrable Securities that together with the number of Registrable Securities requested by other Holders to be included pursuant to this Section 3(a) either
(a) represent at least 25% of the Registrable Securities held by the Holders (whether or not a Holder as of the date hereof) as of the date hereof or, if the Merger is consummated, as of the Closing Date (as defined in the Merger Agreement) or (b) have an estimated market value at the time of such request (based upon the then market price of a share of Common Stock) of at least $2,000,000. Notwithstanding the foregoing, (i) the Company will not be required to effect a Demand Registration within the period beginning on the effective date of a registration statement filed by the Company on its behalf and ending on the expiration of any lock-up period reasonably required by the underwriters, if any, in connection therewith, and (ii) in no event shall the Company be required to effect more than two Demand Registrations. For purposes of clause
(ii) of the preceding sentence, two or more registrations filed in response to one demand shall be counted as one registration statement. Each such request for a Demand Registration by the Initiating Holders in respect thereof shall specify the amount of the Registrable Securities proposed to be sold, the intended method of disposition thereof and the jurisdictions in which registration or qualification is desired. Upon a request for a Demand Registration, the Company shall promptly take such steps as are necessary or appropriate to prepare for the registration of the Registrable Securities to be registered. Within 15 days after the receipt of such request, the Company shall give written notice thereof to all other Holders and include in such registration all Registrable
Securities held by a Holder from whom the Company has received a written request for inclusion therein at least 10 days prior to the filing of the registration statement. Each such request shall also specify the number of Registrable Securities to be registered, the intended method of disposition thereof and the jurisdictions in which registration or qualification is desired. Subject to
Section 3(d), the Company shall be entitled to include in any registration statement and offering made pursuant to a Demand Registration, authorized but unissued shares of Common Stock, shares of Common Stock held by the Company as treasury shares or shares of Common Stock held by stockholders others than the Holders; provided, that such inclusion shall be permitted only to the extent that it is pursuant to and subject to the terms of the underwriting agreement or arrangements, if any, entered into by the Initiating Holders exercising the Demand Registration rights.

                           (b) Effective Demand Registration. The Company shall
use its best efforts to cause any such Demand Registration to become effective not later than 90 days after it receives a request under Section 3(a). A registration requested pursuant to Section 3(a) shall not count as one of the two demands to which the Holders are entitled thereunder unless Registrable Securities are sold pursuant to such demand.

                           (c) Expenses. In any registration initiated as a
Demand Registration, the Company shall pay all Registration Expenses in connection therewith, whether or not such requested Demand Registration becomes effective.

                           (d) Underwriting Procedures. If the Initiating
Holders holding a majority of the Registrable Securities held by all Initiating Holders to which the requested


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                                                                               5

Demand Registration relates so elect, the offering of such Registrable Securities pursuant to such requested Demand Registration shall be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3(e). In such event, if the Approved Underwriter advises the Company in writing that, in its opinion, the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, the Company shall include in such registration only the aggregate amount of Registrable Securities that in the opinion of the Approved Underwriter may be sold without any such effect on the success of such offering (the "Approved Underwriter Amount"), and (i) each Holder shall be entitled to have included in such registration Registrable Securities equal to its pro rata portion of the Approved Underwriter Amount, as based on the amounts of Registrable Securities sought to be registered by the Holders in their requests for participation in the requested Demand Registration and (ii) to the extent that the number of Registrable Securities to be included by the Holders is less than the Approved Underwriter Amount, securities that are proposed to be registered in accordance with the last sentence of Section 3(a).

                           (e) Selection of Underwriters. If any requested
Demand Registration is in the form of an underwritten offering, the Initiating Holders holding a majority of the Registrable Securities held by all Initiating Holders to be included in the requested Demand Registration shall select and obtain an investment banking firm of national reputation reasonably satisfactory to the Company to act as the managing underwriter of the offering (the "Approved Underwriter").

                  4. Piggy-Back Registration.

                           (a) Piggy-Back Rights. If the Company proposes to
file a registration statement under the Act with respect to an offering by the Company for its own or any stockholder's account of any class of security (other than a registration statement on Form S-4 or S-8 (or any successor form thereto)) under the Act, the Company shall give written notice of such proposed filing to each of the Holders at least 30 days before the anticipated filing date, and such notice shall describe in detail the proposed registration and distribution (including those jurisdictions where registration under the securities or blue sky laws is intended) and offer such Holders the opportunity to register the number of Registrable Securities as each such Holder may request. The Company shall use its best efforts (within 10 days of the notice provided for in the preceding sentence) to cause the managing underwriter or underwriters of an underwritten offering (the "Company Underwriter") to permit the Holders who have requested to participate in the registration for such offering to include such Registrable Securities in such offering on the same terms and conditions as the securities of the Company or, if such offering is for the account of other stockholders, any similar securities of such stockholders included therein. Notwithstanding the foregoing, if the Company Underwriter delivers a written opinion to the Holders of Registrable Securities that the total amount of securities that are proposed to be included in such offering (the "Total Securities") is sufficiently large so as to have a material adverse effect on the distribution of the Total Securities, the Company shall include in such


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                                                                               6

registration, to the extent of the number of Registrable Securities that the Company is so advised can be sold in (or during the time of) such offering, (I) in the case of an underwritten offering for the account of the Company, first, all Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock that the Company proposed to register for its own account, and second, all other securities proposed to be registered, including all securities proposed to be registered by all Holders, and (II) in the case of an underwritten offering in response to the exercise of demand registration rights by stockholders (other than the Holders) of the Company permitted pursuant to
Section 5, first, all Common Stock or securities convertible into or exchangeable or exercisable for, Common Stock that the Company proposed to register for the benefit of stockholders exercising demand registration rights, and second, all other securities proposed to be registered, including all securities proposed to be registered by all Holders hereunder.

                           (b) Priority of Registrations. If the Company
proposes to register securities for its own account pursuant to Section 4(a) on the same day that the Holders request a registration pursuant to Section 3(a), the registration requested pursuant to Section 4(a) shall be given priority.

                           (c) Expenses. The Company shall bear all Registration
Expenses in connection with any registration pursuant to this Section 4.

                  5. Rights of Other Stockholders. The Buyers acknowledge that, pursuant to the Agreement, dated as of the date hereof, among the Company and Dickstein & Co., L.P., Dickstein Focus Fund L.P., Dickstein International Limited and Mark B. Dickstein (collectively, the "Dickstein Entities"), the Company has granted certain registration rights to the Dickstein Entities. The Company shall not grant any of its other current or future stockholders, for so long as the holders of Registrable Securities have rights pursuant to Sections 2 and 3, any rights to have their securities included in any registration statement to be filed by the Company that are equal to or greater than the rights granted hereunder.

                  6. Holdback Agreements.

                           (a) Restrictions on Public Sale by Holders. To the
extent not inconsistent with applicable law, each Holder agrees not to effect any public sale or distribution of any Registrable Securities being registered or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Act, during the 90-day period beginning on the effective date of such Demand Registration or Piggy-Back Registration or other underwritten offering (except as part of such registration), if and to the extent requested by any other Holder, in the case of a non-underwritten public offering, or if and to the extent requested by the Company Underwriter or Approved Underwriter, in the case of an underwritten public offering.

                           (b) Restrictions on Public Sale by the Company. The
Company agrees not to effect any public sale or distribution of any of its securities for its own account (except pursuant to registrations on Form S-4 or S-8 (or any successor form thereto)) under


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                                                                               7

the Act) during the 90-day period beginning on the later of (i) the effective date of any registration statement in which the Holders are participating and
(ii) the commencement of a public distribution of Registrable Securities pursuant to such registration statement.

                  7. Registration Procedures.

                           (a) Obligations of the Company. Whenever registration
of Registrable Securities has been requested pursuant to Section 3 or 4, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, the Company shall, as expeditiously as possible:

                                    (i) in connection with a Demand
Registration, prepare and file with the SEC (in any event not later than 30 Business Days after receipt of a request to file a registration statement with respect to Registrable Securities) a registration statement on any form on which registration is requested for which the Company then qualifies, which counsel for the Company and Holders' Counsel shall deem appropriate and which shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and use its best efforts to cause such registration statement to become effective; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall (A) provide Holders' Counsel and any other Inspector with an adequate and appropriate opportunity to participate in the preparation of such registration statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the SEC, which documents shall be subject to the review and comment of Holders' Counsel, and (B) notify Holders' Counsel and each seller of Registrable Securities pursuant to such registration statement of any stop order issued or threatened by the SEC and take all reasonable action required to prevent the entry of such stop order or to remove it if entered;

                                    (ii) in connection with a Demand
Registration, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of 12 months or such shorter period that will terminate when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the 90-day period referred to in Section 4(3) of the Act and Rule 174 thereunder, if applicable), and comply with the provisions of the Act applicable to it with respect to the disposition of all Registrable Securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                                    (iii) furnish to each seller of Registrable
Securities, prior to filing a registration statement, copies of such registration statement as it is proposed to be filed, and thereafter such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other


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                                                                               8

documents as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                                    (iv) use its best efforts to register or
qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Securities or underwriter may request if such registration or qualification is required in such jurisdictions to effect offers or sales therein, and to continue such qualification in effect in each such jurisdiction for as long as is permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things that may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 7(a)(iv), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction;

                                    (v) use its best efforts to obtain all other
approvals, covenants, exemptions or authorizations from such governmental agencies or authorities as may be necessary to enable the sellers of such Registrable Securities or the underwriters, if any, to consummate the disposition of such Registrable Securities;

                                    (vi) notify each seller of Registrable
Securities and the Holders' Counsel at any time when a prospectus relating thereto is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and the Company shall promptly prepare and file, subject to review by the Holders' Counsel, with the SEC a supplement or amendment to such prospectus and furnish to each such seller a reasonable number of copies of a supplement to or amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

                                    (vii) enter into and perform customary
agreements (including an underwriting agreement in customary form with the Approved Underwriter or Company Underwriter, if any, selected as provided in
Section 3 or 4) and take in good faith such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, including making presentations to brokers, analysts and potential purchasers, in each case as if the Company were the seller of the Registrable Securities;

                                    (viii) make available for inspection by any
seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration


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                                                                               9

statement, Holders' Counsel and any attorney, accountant or other agent retained by any such seller or any underwriter (each, an "Inspector" and, collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and any subsidiaries thereof as may be in existence at such time (collectively, the "Records") and provide reasonable access during normal business hours to Inspectors to ask questions, in each case as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and any subsidiaries' officers, directors and employees, and the independent public accountants of the Company, to supply all information and answer all questions reasonably requested by any such Inspector in connection with such registration statement;

                                    (ix) obtain a "cold comfort" letter and
updates thereof from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters, as Holders' Counsel or the managing underwriter reasonably request;

                                    (x) furnish, at the request of any seller of
Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the registration statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as such underwriters and seller may reasonably request and as are customarily included in such opinions;

                                    (xi) otherwise use its best efforts to
comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable but no later than 15 months after the effective date of the registration statement, an earnings statement covering a period of 12 months beginning after the effective date of the registration statement, in a manner that satisfies the provisions of Section 11(a) of the Act;

                                    (xii) cause all such Registrable Securities
to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed, subject to the satisfaction of the applicable listing requirements of each such exchange;

                                    (xiii) keep each seller of Registrable
Securities advised in writing as to the initiation and progress of any registration under Section 3 or 4;

                                    (xiv) provide officers' certificates and
other customary closing documents;

                                    (xv) cooperate with each seller of
Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD"); and

                                    (xvi) use its best efforts to take all other
steps necessary to effect the registration of the Registrable Securities contemplated hereby.

                           (b) Seller Information. The Company may require each
seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

                           (c) Notice to Discontinue. Each Holder agrees that,
upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(a)(vi), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 7(a)(vi) and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities that is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 7(a)(ii)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 7(a)(vi) to and including the date when the Holder shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 7(a)(vi).

                  8. Registration Expenses. The Company shall pay all expenses (other than underwriting discounts and commissions) arising from or incident to the performance of, or compliance with, this Agreement, including, without limitation, (a) all SEC, stock exchange and NASD registration and filing fees,
(b) all fees and expenses incurred in complying with securities or blue sky laws (including, without limitation, reasonable fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (c) all printing, messenger and delivery expenses, (d) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any special audits incident to or required by any registration or qualification), (e) any liability insurance or other premiums for insurance obtained (which insurance the Company agrees to use its best efforts to obtain upon the reasonable request of any seller of Registrable Securities) and (f) the reasonable fees, charges and expenses of any special experts retained in connection with any requested Demand Registration or piggy-back registration pursuant to the terms of this Agreement, regardless of whether the registration statement filed in connection with such registration is declared effective. In connection with each registration hereunder, the Company shall reimburse the Holders of Registrable Securities being registered in such


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                                                                              11

registration for the reasonable fees, charges and disbursements of not more than one Holders' Counsel but not the fees, charges or disbursements of any other Inspector retained by any Holder. All of the expenses described in this Section 8 are referred to in this Agreement as "Registration Expenses."

                  9. Indemnification; Contribution.

                           (a) Indemnification by the Company. The Company
agrees to indemnify and hold harmless each Holder, its directors, officers, partners, employees, advisors and agents, and each Person who controls (within the meaning of the Act) such Holder, to the full extent permitted by law, from and against any and all losses, claims, damages, expenses (including, without limitation, reasonable costs of investigation and fees, disbursements and other charges of counsel) or other liabilities resulting from or arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information with respect to such Holder or its affiliates furnished in writing to the Company by such Holder or its affiliates expressly for use therein. The Company shall also indemnify any underwriters of the Registrable Securities, their officers, directors and employees, and each Person who controls any such underwriter (within the meaning of the Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities.

                           (b) Indemnification by Holders. In connection with
any registration in which a Holder is participating pursuant to Section 3 or 4, each such Holder shall furnish to the Company in writing such information with respect to such Holder as the Company may reasonably request or as may be required by law for use in connection with any registration statement or prospectus to be used in connection with such registration and each Holder agrees to indemnify and hold harmless the Company, any underwriter retained by the Company and their respective directors, officers, employees and each Person who controls (within the meaning of the Act) the Company or such underwriter to the same extent as the foregoing indemnity from the Company to the Holders (subject to the proviso to this sentence and applicable law), but only with respect to any such information furnished in writing by such Holder expressly for use therein; provided, however, that the liability of any Holder under this
Section 9(b) shall be limited to the amount of the net proceeds received by such Holder in the offering giving rise to such liability.

                           (c) Conduct of Indemnification Proceedings. Any
Person entitled to indemnification hereunder (the "Indemnified Party") agrees to give prompt written notice to the indemnifying party (the "Indemnifying Party") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, that, the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder except to the extent that it is materially prejudiced thereby. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel satisfactory to the Indemnified Party in its reasonable judgment or within a reasonable time after receiving notice of the commencement of any such action, suit, proceeding, investigation or threat, (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that either (A) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Party. In either of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. The rights accorded to any Indemnified Party hereunder shall be in addition to any rights that such Indemnified Party may have at common law, by separate agreement or otherwise.

                           (d) Contribution. If the indemnification provided for
in Section 9(a) from the Indemnifying Party is unavailable to an Indemnified Party in respect of any losses, claims, damages, expenses or other liabilities referred to therein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, expenses or other liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions that resulted in such losses, claims, damages, expenses or other liabilities, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the Indemnifying Party's and Indemnified Party's relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, expenses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 9(a), 9(b) and 9(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution pursuant to this
Section 9(d).

                  If indemnification is available under this Section 9, the Indemnifying Party shall indemnify each Indemnified Party to the full extent provided in Sections 9(a) and 9(b) without regard to the relative fault of the Indemnifying Party or Indemnified Party or any other equitable consideration provided for in this Section 9(d).

                  10. Rule 144; Other Exemptions. The Company covenants that it shall file any reports required to be filed by it under the Exchange Act, and that it shall take such further action as each Holder may reasonably request (including, but not limited to, providing any information necessary to comply with Rules 144 and 144A under the Act), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by (a) Rule 144 or Rule 144A under the Act, as such rules may be amended from time to time, or
(b) any other rules or regulations now existing or hereafter adopted by the SEC. The Company shall, upon the request of any Holder, deliver to such Holder a written statement as to whether the Company has complied with such requirements.

                  11. Board of Directors. The Company has informed the Buyers that the nominees for the Board of Directors at the next annual meeting of stockholders of the Company will be the directors of the Company who are directors at the time of the public announcement of the Merger, and the Buyers agree they will not request any change in the size of the Board of Directors with respect to such meeting or take any actions inconsistent with the foregoing. At any annual meeting of stockholders of the Company following such meeting referred to in the previous sentence ("Subsequent Annual Meetings"), the Buyers, acting jointly, shall have the right to designate a number of nominees to serve as directors constituting at least a percentage of the Board of Directors equal to the percentage of outstanding shares of Company Common Stock then owned in the aggregate by the Buyers ("Proportionate Percentage").

                  12. Miscellaneous.

                           (a) Recapitalizations, Exchanges, etc. The provisions
of this Agreement shall apply, to the full extent set forth herein with respect to the Common Stock, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

                           (b) No Inconsistent Agreements. The Company shall not
enter into any agreement with respect to its securities that is inconsistent with or adversely affects the rights granted to the Holders in this Agreement.

                           (c) Remedies. The Holders, in addition to being
entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

                           (d) Amendments and Waivers. Except as otherwise
provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions of such section may not be given unless the Company has obtained the prior written consent of (i) the Buyers for so long as the Buyers hold any Registrable Securities and (ii) the Holders holding at least 66 2/3% of the Registrable Securities.

                           (e) Notices. Any notice or other communication
required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails, as follows:

                           (i)      if to the Buyers:

                                    Three Cities Research, Inc.
                                    650 Madison Avenue
                                    New York, New York 10022
                                    Attention: Willem F. P. de Vogel
                                    Telephone: (212) 838-9660
                                    Facsimile: (212) 980-1142

                                    with a copy to:

                                    Paul, Weiss, Rifkind, Wharton & Garrison
                                    1285 Avenue of the Americas
                                    New York, New York 10019-6064
                                    Attention: Judith R. Thoyer, Esq.
                                    Telephone: (212) 373-3000
                                    Facsimile: (212) 757-3990

                           (ii)     if to the Company:

                                    The Leslie Fay Company, Inc.
                                    1412 Broadway
                                    New York, New York 10018
                                    Attention: John J. Pomerantz
                                    Telephone: (212) 221-4141
                                    Facsimile: (212) 221-4287

                                    with a copy to:

                                    Parker, Chapin, Flattau & Klimpl, LLP
                                    1211 Avenue of the Americas
                                    New York, New York 10036
                                    Attention: Michael J. Shef, Esq.
                                    Telephone: (212) 704-6140
                                    Facsimile: (212) 704-6288

                           (iii) if to any Holder, to such Holder's address as it appears on the record books of the Company.

                  Either party may by notice given in accordance with this
Section 12(e) to the other party designate another address or person for receipt of notices hereunder.

                           (f) Successors and Assigns. This Agreement shall
inure to the benefit of and be binding upon the successors and assigns of the parties hereto; provided, however, that the registration rights and the other obligations of the Company contained in this Agreement shall, with respect to any Registrable Security, be automatically transferred from a Holder to any subsequent holder of such Registrable Security (including any pledgee). Notwithstanding any transfer of such rights, all of the obligations of the Company hereunder shall survive any such transfer and shall continue to inure to the benefit of all transferees.

                           (g) Counterparts. This Agreement may be executed in
counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                           (h) Headings. The headings in this Agreement are for
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                           (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED
BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

                           (j) Jurisdiction. Each party to this Agreement hereby
irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 11(e), such service to become effective 10 days after such mailing.

                           (k) Severability. If any one or more of the
provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, it being intended that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by law.

                           (l) Entire Agreement. This Agreement is intended by
the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings in respect of the subject matter contained herein, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                           (m) Further Assurances. Each of the parties shall
execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

                  IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.



                                            THE LESLIE FAY COMPANY, INC.


                                            By: /s/ Warren Wishart
                                                --------------------------------
                                                Name: Warren Wishart
                                                Title:   Chief Financial Officer



                                            THREE CITIES OFFSHORE II C.V.

                                               By: THREE CITIES ASSOCIATES N.V.,
                                                   its general partner


                                               By: /s/ J. William Uhrig
                                                   -----------------------------
                                                   J. William Uhrig
                                                   Managing Director



                                            THREE CITIES FUND II, L.P.

                                               By: TCR ASSOCIATES, L.P.,
                                                   its general partner


                                               By: /s/ Willem F. P. de Vogel
                                                   -----------------------------
                                                   Willem F. P. de Vogel
                                                   General Partner